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                        February 1, 1995



Mercantile Bancorporation Inc.
P.O. Box 524
St. Louis, Missouri  63166-0524

     Re:  Registration Statement on Form S-8 -- 2,475,000
          Shares of Mercantile Bancorporation Inc. Common
          Stock, $5.00 par value
          -----------------------------------------------

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Mercantile Bancorporation Inc., a Missouri corporation (the "Company"), on February 1, 1995, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 2,475,000 shares of the Company's common stock, $5.00 par value (the "Shares"), as provided in the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan (the "Stock Incentive Plan") and the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation and By-Laws, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

     Based solely on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

     2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued


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Mercantile Bancorporation Inc.
February 1, 1995
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by the Company in accordance with the Stock Incentive Plan and the
Non-Employee Directors Plan, will be duly and validly issued.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                              Very truly yours,

                              /s/ Thompson & Mitchell